EXHIBIT 99.1

CapitalSource Reports Fourth Quarter and Full Year 2013 Results

  Net Income of $58 Million or $0.29 Per Share in 4Q, Includes Gains on Asset Sales of $23 million or $0.12 Per Share
  4Q Loan Growth of $312 Million (4.8%) at CapitalSource Bank Resulted in 2013 Loan Growth of 19.0%
  4Q Net Interest Income of $91 Million at CapitalSource Bank was 9% Higher Than 4Q'12
  Full Year Net Income of $141 Million at CapitalSource Bank was 15% Higher than the Prior Year
  Net Interest Margin of 4.76% at CapitalSource Bank in 4Q / Full Year NIM of 4.87%
  CapitalSource Bank Credit Metrics Remained at Very Low Levels - Year End NPAs at 60 bps of Total Assets

LOS ANGELES, Jan. 23, 2014 (GLOBE NEWSWIRE) -- CapitalSource Inc. (NYSE:CSE) today announced financial results for the fourth quarter and full year 2013. The Company reported fourth quarter net income of $58 million or $0.29 per diluted share, compared to net income of $48 million or $0.24 per diluted share in the prior quarter and net income of $47 million or $0.22 per diluted share in the fourth quarter of 2012. Net income for 2013 was $164 million or $0.82 per diluted share, compared to net income of $491 million or $2.13 per diluted share for 2012, which included $347 million or $1.49 per diluted share related to the reversal of a substantial portion of the Company's deferred tax asset valuation allowance in the second quarter of 2012.

"2013 was an outstanding year of growth and profitability for CapitalSource Bank. Our national lending franchise once again outperformed our expectations - originating over $2.5 billion of new loans which resulted in 19% loan growth," said James J. Pieczynski, CapitalSource CEO. "Our strong financial performance last year will be greatly enhanced by the planned merger with PacWest Bancorp. We are very pleased that CapitalSource shareholders overwhelmingly approved the merger at a special meeting on January 13, and we look forward to receiving the required regulatory approvals so the transaction can close before the end of the first quarter."

"Our intense focus on profitable loan growth, maintaining an industry-leading net interest margin, expense management, and tight credit underwriting and monitoring clearly produced the intended results last year," said Tad Lowrey, CapitalSource Bank Chairman and CEO. "2013 net income at the Bank was 15% higher than the prior year; Bank assets grew by more than $700 million or 10% and surpassed $8 billion; operating expenses were down modestly, despite the strong growth; full-year net interest margin was 4.87%; and all key credit metrics were at very low levels at year-end. Non-performing assets, for example, were only 60 basis points of total assets," added Lowrey.

"Unrestricted cash at the Parent Company increased to $411 million at the end of the fourth quarter, as loan sales and payoffs reduced the Parent loan portfolio to just $86 million at year-end. In addition, $37 million of investment securities were sold in the quarter, resulting in a gain of $23 million or $0.12 per share. The investment securities were capital assets and the gains were not taxed due to a corresponding release from the Company's valuation allowance," said John Bogler, CFO. "Full-year consolidated operating expenses declined by $16 million or 9%, which is a notable achievement given our strong loan growth and reflects the scalability of our operating structure. The balance sheet at CapitalSource Bank strengthened throughout 2013 and we ended the year with very strong capital levels, despite 19% loan growth. Our Tier 1 leverage ratio was 13.88% and our risk-based capital ratio was 16.29% at year end."

CAPITALSOURCE BANK SEGMENT

This segment includes our commercial lending and banking activities in CapitalSource Bank.

Fourth Quarter 2013 Highlights

  Net Income was $37.6 million, a decrease of $0.8 million from the prior quarter, due primarily to increases in loan and lease loss provision and REO related expenses partially offset by a $5 million increase in loan fee income. Net income for 2013 increased 15% to $140.7 million, compared to $122.7 million for 2012.

  Loans and Leases increased $312 million or 4.8%. New funded loan and lease production was $644 million, compared to $604 million in the prior quarter. Total loans and leases were $6.9 billion at year end, an increase of 19% in 2013.

  Bank Assets increased $146 million or 1.8% from the prior quarter. Total Bank assets were $8.1 billion at year end, an increase of 9.6% in 2013.

  Net Interest Margin was 4.76%, a decrease of 10 basis points from the prior quarter, primarily due to higher MBS premium amortization in the investment portfolio, partially offset by increased portfolio loan mix. 4Q loan yield declined 5 basis points to 6.25%, while full year NIM was 4.87%.

  Capital - The Tier 1 leverage ratio increased 33 basis points to 13.88%, while the total risk-based capital ratio increased 1 basis point to 16.29%.

  Credit Quality - All key credit quality metrics remained at very low levels. Loan and lease loss provision was $4.4 million, compared to $2.2 million in the prior quarter. Non-performing assets increased by $4 million to $49 million or 0.60% of total assets, compared to 0.56% at the end of the prior quarter. Net charge-offs were $0.5 million in the quarter, compared to $1.7 million in the prior quarter, and were 0.10% of average loans for the full year.

Fourth Quarter 2013 Details

	Quarter Ended
				12/31/13 vs 9/30/13		12/31/13 vs 12/31/12
	12/31/2013	9/30/2013	12/31/2012	$	%	$	%
($ in thousands)
Interest income	$107,482	$107,810	$98,544	$(328)	—%	$8,938	9%
Interest expense	16,358	16,106	15,122	(252)	(2)	(1,236)	(8)
Loan and lease loss provision	4,428	2,230	1,447	(2,198)	(99)	(2,981)	(206)
Non-interest income	21,496	16,039	18,243	5,457	34	3,253	18
Non-interest expense	43,837	42,101	44,262	(1,736)	(4)	425	1
Income tax expense	26,789	25,015	22,008	(1,774)	(7)	(4,781)	(22)
Net income	37,566	38,397	33,948	(831)	(2)	3,618	11

Net Interest Margin was 4.76%, a decrease of 10 basis points from the prior quarter due primarily to higher MBS premium amortization in the investment portfolio, partially offset by increased portfolio loan mix.

	Quarter Ended
	12/31/2013				9/30/2013
Net Interest Margin	Average Balance	Interest Income/Expense	Average Yield/Cost		Average Balance	Interest Income/Expense	Average Yield/Cost
($ in thousands)
Loans	$6,490,933	$102,318	6.25%	(1)	$6,326,704	$100,461	6.30%
Investment securities	978,790	4,647	1.88		1,044,070	6,922	2.63
Cash and other interest-earning assets	132,740	517	1.55	(2)	109,515	427	1.55
Total interest-earning assets	7,602,463	107,482	5.61		7,480,289	107,810	5.72
Deposits	6,090,152	13,681	0.89		5,963,151	13,407	0.89
Borrowings	590,489	2,677	1.80		632,608	2,699	1.69
Total interest-bearing liabilities	6,680,641	16,358	0.97		6,595,759	16,106	0.97
Net interest income / spread		$91,124	4.64%			$91,704	4.75%
Net interest margin			4.76%				4.86%

(1) Loan yield for the quarter included 45 basis points of fee and discount accretion, compared to 39 basis points in the prior quarter

(2) Other interest earning assets included short term investments and FHLB stock totaling $70.2 million with an average yield of 2.66%, compared to 2.17% in the prior quarter

Non-Interest Expense was $44 million, an increase of $2 million from the prior quarter due primarily to higher accrual for incentive compensation and higher OREO expense, partially offset by an FDIC assessment adjustment. For 2013, non-interest expense declined $0.3 million.

Income Tax Expense was $27 million for the quarter, compared to $25 million in the prior quarter. The effective tax rate for the quarter was 41.6%, compared to 39.5% in the prior quarter.

Cash and Investments decreased by $150 million to $1.0 billion, as available liquidity was redeployed to partially fund loan growth. The portfolio yield increased by 12 basis points due to the lower mix of cash and cash equivalents.

Cash and Investments	12/31/2013			9/30/2013
($ in thousands)	Balance	Yield	Duration (Years)	Balance	Yield	Duration (Years)
Cash and cash equivalents and restricted cash	$87,312	0.14%	0.0	$180,261	0.13%	0.0
Agency MBS	784,240	2.28%	3.7	838,182	2.33%	4.3
Non-agency MBS	20,203	4.71%	1.8	22,206	4.72%	1.7
CMBS	74,369	2.30%	0.8	74,403	2.32%	1.0
CLO	47,337	2.62%	5.1	47,860	2.66%	5.3
Asset-backed securities	3,169	11.37%	1.4	3,599	11.36%	1.5
SBA Asset-backed securities	15,533	3.12%	5.9	15,708	3.12%	5.9
	$1,032,163	2.20%	3.2	$1,182,219	2.08%	3.4

Loans and Leases increased $312 million or 4.8% from the prior quarter. For 2013, loans and leases increased $1.1 billion or 19.0%. The largest concentrations of new loans funded in the quarter were commercial real estate, equipment finance, healthcare real estate and technology cash flow.

	Quarter Ended
Loan and Lease Roll Forward (1)	12/31/2013	9/30/2013	12/31/2012
($ in thousands)
Beginning balance	$6,585,818	$6,410,398	$5,362,665
New loans or commitment increases funded	643,907	603,808	843,208
Existing loans and leases
Principal repayments, net (2)	(327,658)	(385,177)	(381,240)
Leased equipment depreciation	(3,854)	(3,646)	(3,036)
Transfers to held for sale, net	—	(10,569)	—
Loan sales (3)	(3,256)	(27,218)	(15,810)
Transfers to foreclosed assets	—	(118)	(1,120)
Charge-offs, net	(508)	(1,660)	(977)
Loans purchased from the Parent Company	3,131	—	—
Ending balance - Net principal	6,897,580	6,585,818	5,803,690
Deferred fees and discounts	(45,452)	(45,614)	(47,729)
Ending balance - Net book	$6,852,128	$6,540,204	$5,755,961

(1) Includes operating leases and equity investments related to operating leases which are included in other assets and other investments, respectively, on our balance sheet.

(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio.

(3) Consists of loans that were both transferred to HFS and sold within the period reported.

	Quarter Ended			Full Year
Loan and Lease Portfolio Detail	12/31/2013	9/30/2013	12/31/2012	Change (%)
($ in thousands)
Healthcare Asset Based	$169,518	$132,855	$159,143	7%
Equipment Finance(1)	771,851	681,153	609,350	27%
Lender Finance & Timeshare	1,041,044	928,284	844,776	23%
Insurance Premium Finance	30,390	38,783	17,236	76%
Other Asset Based	8,147	66,138	63,501	(88)%
Total Asset Based	2,020,950	1,847,213	1,694,006	19%
General Cash Flow	290,752	272,502	187,637	55%
Technology Cash Flow	711,294	672,461	612,892	16%
Healthcare Cash Flow	492,395	517,475	377,694	30%
Security Cash Flow	358,635	320,463	306,134	17%
Professional Practice	142,767	159,095	176,480	(19)%
Total Cash Flow	1,995,843	1,941,996	1,660,837	20%
General Commercial Real Estate	1,032,420	942,623	634,561	63%
Multifamily	777,675	843,721	903,048	(14)%
Healthcare Real Estate	771,029	731,789	671,060	15%
Small Business	299,663	278,476	240,178	25%
Total Real Estate	2,880,787	2,796,609	2,448,847	18%
Total - Net Principal	6,897,580	6,585,818	5,803,690	19%
Deferred fees and discounts	(45,452)	(45,614)	(47,729)
Total - Net Book	$6,852,128	$6,540,204	$5,755,961	19%

(1) Includes $154 million of operating leases and related equity investments as of December 31, 2013, $142 million as of September 30, 2013 and $137 million as of December 31, 2012 which are included in Other Assets and Other Investments, respectively.

Deposits were $6.1 billion at quarter end, an increase of $76 million or 1% from the prior quarter. For 2013, deposits grew by $548 million or 10%. The weighted average interest rate on total deposits at December 31, 2013 increased 1 basis point from the end of the prior quarter to 0.90%. The weighted average rate of new and renewing time deposits in the quarter was 0.91%, compared to 0.93% in the prior quarter.

FHLB Borrowings were $625 million, an increase of $35 million from the prior quarter. The ending balance includes $50 million of overnight advances used to fund loans closing near the end of the quarter. Excluding the overnight advances, the weighted average rate of FHLB term borrowings was 1.80% as of December 31, 2013, compared to 1.78% at the end of the prior quarter and the average remaining maturity was 2.5 years, compared to 2.6 years at the end of the prior quarter.

Allowance for Loan and Lease Losses was $109 million or 1.63% of the loan portfolio as detailed below. Net quarterly provision was $4.4 million, compared to $2.2 million in the prior quarter, due to higher general reserves attributable to higher loan growth and new specific reserves.

	Quarter Ended
Allowance for Loan and Lease Losses	12/31/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$104,742	$807	$105,549
Loan and lease loss provision	1,470	2,958	4,428
Charge-offs, net	—	(508)	(508)
Ending balance	$106,212	$3,257	$109,469	1.63%

	Quarter Ended
	9/30/2013
	General	Specific	Total	% Loans
Beginning balance	$103,997	$982	$104,979
Loan and lease loss provision	745	1,485	2,230
Charge-offs, net	—	(1,660)	(1,660)
Ending balance	$104,742	$807	$105,549	1.65%

Charge-offs were $0.5 million, compared to $1.7 million in the prior quarter. TTM charge-offs were $6.3 million or 0.10% of average loans, compared to 0.12% in the prior quarter.

Non-performing Assets were $49 million or 0.60% of total assets, an increase of $4 million from the prior quarter but unchanged from one year ago. Non-accrual loans were $47 million, an increase of $6 million from the prior quarter due primarily to the addition of one non-accrual loan and an increase of $5 million from one year ago.

Non-performing Assets	12/31/2013		9/30/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$43,332	0.54%	$37,589	0.47%
Non-accrual loans - delinquent 30-89 days	1,363	0.02	727	0.01
Non-accrual loans - delinquent 90+ days	1,899	0.02	1,959	0.03
Total non-accrual loans	46,594	0.58	40,275	0.51
REO and foreclosed assets	1,988	0.02	4,098	0.05
Total non-performing assets	$48,582	0.60%	$44,373	0.56%

Troubled Debt Restructurings were $17 million, compared to $20 million at the end of the prior quarter, all of which were current and on non-accrual in both quarters.

OTHER COMMERCIAL FINANCE SEGMENT

This segment includes the Parent Company loan portfolio and other legacy business activities at CapitalSource Inc.

Fourth Quarter 2013 Details

Net Income was $21 million, compared to $9 million in the prior quarter, due primarily to the increase in gain on sale of investments.

	Quarter Ended
				12/31/13 vs. 9/30/13		12/31/13 vs. 12/31/12
	12/31/2013	9/30/2013	12/31/2012	$	%	$	%
($ in thousands)
Interest income	$6,077	$4,598	$16,050	1,479	32	(9,973)	(62)
Interest expense	2,449	2,538	3,750	89	4	1,301	35
Loan and lease loss (recovery) / provision	(165)	(3,299)	7,428	(3,134)	(95)	7,593	102
Non-interest income	23,992	3,401	7,998	20,591	605	15,994	200
Non-interest expense	6,076	9,510	11,118	3,434	36	5,042	45
Income tax expense (benefit)	757	(10,176)	(11,857)	(10,933)	(107)	(12,614)	(106)
Net income	20,952	9,426	13,609	11,526	122	7,343	54

Interest Income was $6 million, an increase of $1 million from the prior quarter, due primarily to the recapture of non-accrual interest on a loan that paid off during the quarter.

Non-Interest Income was $24 million, compared to $3 million in the prior quarter due primarily to an increase in gain on sale of investments.

Non-Interest Expense was $6 million, a decrease of $3 million from the prior quarter due primarily to lower merger related expenses and gains in OREO and foreclosed assets related activities.

Unrestricted Cash at quarter end was $411 million, an increase of $116 million from the prior quarter. The largest sources of cash were loan sales and principal collections of $68 million, proceeds from the sale of investments of $37 million and tax payments from the Bank to the Parent Company of $28 million. The principal uses of cash in the quarter were operating expenses, the quarterly dividend payment on common stock and interest on trust preferred securities. There were no share repurchases during the quarter pursuant to the terms of the merger agreement with PacWest.

Loans decreased by $55 million from the prior quarter to $86 million as detailed below.

	Quarter Ended
Loan and Lease Roll Forward	12/31/2013	9/30/2013	12/31/2012
($ in thousands)
Beginning balance	$142,090	$259,364	$687,576
Existing loans and leases
Principal repayments, net (1)	(52,762)	(72,010)	(58,285)
Transfers to held for sale, net	—	(3,446)	(22,698)
Loan sales (2)	(854)	(39,188)	(63,019)
Transfers to foreclosed assets	—	—	—
Net recoveries / (charge-offs)	1,631	(2,630)	(17,255)
Loans sold to the Bank	(3,131)	—	—
Ending balance - Net principal	86,974	142,090	526,319
Deferred fees and discounts	(1,042)	(1,509)	(5,713)
Ending Balance - Net book	$85,932	$140,581	$520,606

(1) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio.

(2) Consists of loans that were both transferred to HFS and sold within the period reported.

Allowance for Loan and Lease Losses increased by $1 million to $11 million or 12.86% of loans. Despite the portfolio reduction and the resolution of problem loans in the fourth quarter, the remaining loans have a higher percentage of both non-accrual and less favorable risk ratings than the previous quarter.

Non-performing Assets were $65 million, a decline of $20 million (23%) from the prior quarter due to loan resolutions and sales resulting in a $20 million decline in non-accrual loans, and were $30 million (32%) lower than one year ago. All collections on non-accrual loans are applied to the outstanding principal balance.

Non-performing Assets	12/31/2013		9/30/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans current	$28,456	3.37%	$45,982	5.41%
Non-accrual loans - delinquent 30-89 days	54	0.01	1	—
Non-accrual loans - delinquent 90+ days	25,736	3.04	28,492	3.35
Total non-accrual loans	54,246	6.42	74,475	8.76
Accruing loans - delinquent 90+ days	—	—	—	—
REO and foreclosed assets	10,836	1.28	10,401	1.22
Total non-performing assets	$65,082	7.70%	$84,876	9.98%

Troubled Debt Restructurings were $38 million, all of which were on non-accrual and $10 million of which were delinquent as to payment status. At September 30, 2013 troubled debt restructurings were $61 million, $55 million of which were on non-accrual and $10 million of which were delinquent as to payment status.

CONSOLIDATED

Fourth Quarter 2013 Details

Net Income was $58 million or $0.29 per diluted share, compared to net income of $48 million or $0.24 per diluted share in the prior quarter and $47 million or $0.22 per diluted share in the fourth quarter of 2012 - as detailed below. Pretax income increased to $86 million compared to $63 million in the prior quarter, due primarily to an increase in the gain on sale of investments and loan sales. Pretax income for 2013 increased by 20% to $246 million, compared to $206 million for 2012.

	Quarter Ended
				12/31/13 vs. 9/30/13		12/31/13 vs. 12/31/12
	12/31/2013	9/30/2013	12/31/2012	$	%	$	%
($ in thousands)
Interest income	$113,258	$112,718	$114,921	$540	1%	$(1,663)	(1)%
Interest expense	18,807	18,644	18,872	(163)	(1)	65	1
Loan and lease loss provision / (recovery)	4,263	(1,069)	8,875	(5,332)	(499)	4,612	52
Non-interest income	42,076	15,708	20,549	26,368	168	21,527	105
Non-interest expense	46,114	47,614	49,423	1,500	3	3,309	7
Income tax expense	28,227	14,839	11,224	(13,388)	(90)	(17,003)	(151)
Net income	57,923	48,398	47,076	9,525	20	10,847	23

Interest Income was $113 million, unchanged from the prior quarter. Interest income for 2013 was $448 million compared to $468 million for 2012 - a decrease of 4%, due primarily to declining loan yields and $435 million of run-off in the Parent Company loan portfolio.

Net Interest Margin was 4.72%, a decrease of 5 basis points from the prior quarter due primarily to higher MBS amortization in the investment portfolio partially offset by increased portfolio loan mix. Net interest income was $94 million, unchanged from the prior quarter.

Non-Interest Income was $42 million, compared to $16 million in the prior quarter due primarily to an increase in gains on investment and loan sales and increased loan fee income.

Non-Interest Expense was $46 million, a decrease of $2 million from the prior quarter due primarily to lower merger-related costs. For 2013, operating expenses were $170 million, compared to $186 million for 2012, and non-operating expenses were $19 million, including pre-close merger-related costs of $5 million and operating lease expenses which grew to $14 million, compared to $10 million for 2012 as total operating leases increased by $18 million to $132 million.

	Quarter Ended
Non-Interest Expense	12/31/2013	9/30/2013
($ in thousands)
Compensation and benefits	$28,351	$26,618
Professional fees	1,648	(49)
Occupancy expenses	3,689	3,434
FDIC fees and assessments	290	1,642
General depreciation and amortization	1,574	1,590
Loan servicing expense	1,429	925
Other administrative expenses	5,759	6,129
Total operating expenses	42,740	40,289
Leased equipment depreciation	3,854	3,646
Expense from real estate owned and other foreclosed assets, net	(321)	(768)
Other non-interest expense, net (includes merger-related costs)	(159)	4,447
Total non-interest expense	$46,114	$47,614

Loans and Leases increased $257 million from the prior quarter as detailed below.

	Quarter Ended
Loan and Lease Roll Forward (1)	12/31/2013	9/30/2013	12/31/2012
($ in thousands)
Beginning balance	$6,727,908	$6,669,762	$6,050,241
New loans or commitment increases funded	643,907	603,808	843,208
Existing loans and leases
Principal repayments, net (2)	(380,420)	(457,187)	(439,525)
Leased equipment depreciation	(3,854)	(3,646)	(3,036)
Transfers to held for sale, net	—	(14,015)	(22,698)
Loan sales (3)	(4,110)	(66,406)	(78,829)
Transfers to foreclosed assets	—	(118)	(1,120)
Net recoveries / (charge-offs)	1,123	(4,290)	(18,232)
Ending balance - Net principal	6,984,554	6,727,908	6,330,009
Deferred fees and discounts	(46,030)	(46,407)	(53,628)
Ending balance - Net book	$6,938,524	$6,681,501	$6,276,381

(1) Includes operating leases and equity investments related to operating leases which are included in Other Assets and Other Investments.

(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio.

(3) Consists of loans that were both transferred to HFS and sold within the period reported.

Allowance for Loan and Lease Losses was $121 million, or 1.78% of the loan portfolio, compared to $115 million or 1.76% at the end of the prior quarter. Net charge-offs as a percentage of average loans for the twelve month period ended December 31, 2013 were 0.27%, compared to 0.59% for the twelve month period ended September 30, 2013.

	Quarter Ended
Allowance for Loan and Lease Losses	12/31/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$113,374	$1,760	$115,134
Loan and lease loss provision / (recovery)	2,936	1,327	4,263
Recoveries, net	—	1,123	1,123
Ending balance	$116,310	$4,210	$120,520	1.78%

	Quarter Ended
	9/30/2013
	General	Specific	Total	% Loans
Beginning balance	$112,543	$7,950	$120,493
Loan and lease loss provision / (recovery)	831	(1,900)	(1,069)
Charge-offs, net	—	(4,290)	(4,290)
Ending balance	$113,374	$1,760	$115,134	1.76%

Non-performing Assets were $114 million, a decline of $16 million from the prior quarter due primarily to a $14 million decrease in non-accrual loans and a decline of $30 million (21%) from one year ago. All collections on non-accrual loans are applied to the outstanding principal balance.

Non-performing Assets	12/31/2013		9/30/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$71,788	0.81%	$83,571	0.95%
Non-accrual loans - delinquent 30-89 days	1,417	0.01	728	0.01
Non-accrual loans - delinquent 90+ days	27,635	0.31	30,451	0.35
Total non-accrual loans	100,840	1.13	114,750	1.31
Accruing loans - delinquent 90+ days	—	—	—	—
REO and foreclosed assets	12,824	0.15	14,499	0.17
Total non-performing assets	$113,664	1.28%	$129,249	1.48%

Troubled Debt Restructurings were $55 million, all of which were on non-accrual and $10 million of which were delinquent as to payment status. At September 30, 2013 troubled debt restructurings were $81 million, $75 million of which were on non-accrual and $10 million of which were delinquent as to payment status.

Deferred Tax Asset, net, decreased by $19 million during the quarter to $252 million, with the decline largely due to the utilization of the Federal NOLs.

Consolidated Tax Expense was $28.2 million, which equates to an effective tax rate of 32.8%. Tax expense for the quarter includes a tax benefit of $9 million from the release of valuation allowance in connection with the disposition of certain investment securities during the quarter.

Book Value Per Share was $8.31 at the end of the quarter, an increase of $0.22 from the prior quarter. Total shareholders' equity was $1.6 billion at the end of the quarter, an increase of $43 million from the prior quarter.

Tangible Book Value Per Share was $7.43 at the end of the quarter, an increase of $0.22 from the end of the prior quarter.

Average Diluted Shares Outstanding were 199.0 million shares for the quarter, compared to 198.5 million shares for the prior quarter. Total outstanding shares at December 31, 2013 were 196.9 million, which was 128 million or 39% lower than outstanding shares in December of 2010 when the Company initiated a share repurchase program. The share repurchase program was terminated in 2013 in connection with the planned merger with PacWest Bancorp. The average purchase price for the 136 million shares purchased between December 2010 and March 2013 was $6.83.

Quarterly Cash Dividend of $0.01 per common share was paid on December 27, 2013 to common shareholders of record on December 13, 2013.

Pending Merger with PacWest Bancorp - CapitalSource Inc. stockholders overwhelmingly approved the Agreement and Plan of Merger ("Merger Agreement"), dated July 22, 2013, with PacWest Bancorp at a special meeting held on January 13, 2014 in Los Angeles, California. The Merger was also approved by the California Department of Business Oversight (DBO) on December 17, 2013. Before the transaction can close, regulatory approval must be received from the Federal Reserve Board (FRB) and the Federal Deposit Insurance Corporation (FDIC) and other conditions of the Merger must be met.

CapitalSource Bank Call Report

CapitalSource Bank will file its Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only-FFIEC 041, for the quarter ended December 31, 2013 (the "Call Report") with the Federal Deposit Insurance Corporation ("FDIC") on or before January 30, 2014. The Call Report will subsequently be posted by the FDIC on its website at http://cdr.ffiec.gov/Public/.

About CapitalSource

CapitalSource Inc. (NYSE:CSE), through its wholly owned subsidiary CapitalSource Bank, makes commercial loans to small and middle-market businesses nationwide and offers depository products and services in 21 retail branches in southern and central California. CapitalSource, headquartered in Los Angeles, CA, had total assets of $8.9 billion and total deposits of $6.1 billion as of December 31, 2013. For more information, visit www.capitalsource.com.

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, strategies, goals, and projections and including statements about our expectations regarding pending merger between the Company and PacWest, all which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words 'anticipate,' 'assume,' 'intend,' 'believe,' 'expect,' 'estimate,' 'forecast,' 'plan,' 'position,' 'project,' 'will,' 'should,' 'would,' 'seek,' 'continue,' 'outlook,' 'look forward,' and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding preliminary and future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the ability to complete the pending merger between the Company and PacWest, including obtaining regulatory approvals, or any future transaction, successfully integrate the companies following completion of the merger or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; the possibility that regulatory approvals may not be received on expected time frames or at all; the possibility that personnel changes in connection with the merger may not proceed as planned; the possibility that the cost of additional capital may be more than expected; changes in the Company's stock price before completion of the merger, including as a result of the financial performance of PacWest prior to closing; the reaction to the merger of the companies' customers, employees and counterparties; and other factors described in CapitalSource's 2012 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

CapitalSource Fourth Quarter 2013 - Financial Supplement
CapitalSource Inc.
Consolidated Balance Sheets
($ in thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)

ASSETS
Cash and cash equivalents	$ 176,889	$ 180,803
Interest-bearing deposits in other banks	15,391	108,285
Other short-term investments	263,519	9,998
Restricted cash	58,653	104,044
Investment securities:
Available-for-sale, at fair value	870,482	1,079,025
Held-to-maturity, at amortized cost	74,369	108,233
Total investment securities	944,851	1,187,258
Loans held for sale	—	22,719
Loans held for investment	6,830,519	6,192,858
Less deferred loan fees and discounts	(46,030)	(53,628)
Total loans held for investment	6,784,489	6,139,230
Less allowance for loan and lease losses	(120,520)	(117,273)
Total loans held for investment, net	6,663,969	6,021,957
Interest receivable	26,068	29,112
Other investments	52,124	60,363
Goodwill	173,135	173,135
Deferred tax asset, net	252,268	362,283
Other assets	278,623	289,048
Total assets	$ 8,905,490	$ 8,549,005

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$ 6,127,690	$ 5,579,270
Term debt	—	177,188
Other borrowings	1,037,156	1,005,738
Other liabilities	104,017	161,637
Total liabilities	7,268,863	6,923,833

Shareholders' equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 196,855,283 and 209,551,674 shares issued and outstanding, respectively)	1,969	2,096
Additional paid-in capital	3,038,218	3,157,533
Accumulated deficit	(1,402,690)	(1,559,107)
Accumulated other comprehensive (loss) income, net	(870)	24,650
Total shareholders' equity	1,636,627	1,625,172
Total liabilities and shareholders' equity	$ 8,905,490	$ 8,549,005

CapitalSource Fourth Quarter 2013 - Financial Supplement
CapitalSource Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net interest income:
Interest income:
Loans and leases	$ 107,329	$ 104,211	$ 105,960	$ 415,375	$ 428,397
Investment securities	5,306	8,003	8,493	30,242	38,230
Other	623	504	468	1,859	1,587
Total interest income	113,258	112,718	114,921	447,476	468,214
Interest expense:
Deposits	13,681	13,407	12,366	51,941	51,035
Borrowings	5,126	5,237	6,506	22,147	28,372
Total interest expense	18,807	18,644	18,872	74,088	79,407
Net interest income	94,451	94,074	96,049	373,388	388,807
Loan and lease loss provision / (recovery)	4,263	(1,069)	8,875	20,531	39,442
Net interest income after loan and lease loss provision / (recovery)	90,188	95,143	87,174	352,857	349,365
Non-interest income:
Loan fees	10,247	5,921	6,662	23,546	18,561
Leased equipment income	5,551	5,194	4,298	20,590	14,113
Gain on investments, net	23,860	2,123	6,453	28,965	7,382
Gain (loss) on derivatives, net	835	(1,566)	(174)	1,061	(823)
Other non-interest income, net	1,583	4,036	3,310	8,388	10,613
Total non-interest income	42,076	15,708	20,549	82,550	49,846
Non-interest Expense:
Compensation and benefits	28,351	26,618	28,083	107,676	105,430
Professional fees	1,648	(49)	3,656	4,824	12,814
Occupancy expenses	3,689	3,434	3,438	14,577	16,840
FDIC fees and assessments	290	1,642	1,538	5,068	5,957
General depreciation and amortizations	1,574	1,590	1,398	6,261	5,934
Loan servicing expense	1,429	925	1,782	6,566	13,011
Other administrative expenses	5,759	6,129	6,826	24,754	26,499
Total operating expenses	42,740	40,289	46,721	169,726	186,485
Leased equipment depreciation	3,854	3,646	3,036	14,427	9,919
Expense from real estate owned and other foreclosed assets, net	(321)	(768)	211	821	6,790
Gain on extinguishment of debt	—	—	—	—	(8,059)
Other non-interest expense, net	(159)	4,447	(545)	4,104	(1,453)
Total non-interest expense	46,114	47,614	49,423	189,078	193,682
Net income before income taxes	86,150	63,237	58,300	246,329	205,529
Income tax expense (benefit)	28,227	14,839	11,224	82,037	(285,081)
Net income	57,923	48,398	47,076	164,292	490,610

Other comprehensive (loss) income, net of tax
Unrealized (loss) gain on available-for-sale securities, net of tax	(19,772)	(4,285)	2,793	(25,521)	5,595
Unrealized loss on foreign currency translation, net of tax	—	—	—	—	(351)
Other comprehensive (loss) income	(19,772)	(4,285)	2,793	(25,521)	5,244
Comprehensive income	$ 38,151	$ 44,113	$ 49,869	$ 138,771	$ 495,854

Net income per share:
Basic	$ 0.30	$ 0.25	$ 0.23	$ 0.84	$ 2.19
Diluted	$ 0.29	$ 0.24	$ 0.22	$ 0.82	$ 2.13
Average shares outstanding:
Basic	193,956,110	193,099,993	208,438,784	195,189,983	223,928,583
Diluted	199,047,159	198,456,994	213,482,389	200,451,899	230,154,989
Dividends declared per share	$ 0.01	$ 0.01	$ 0.51	$ 0.04	$ 0.54

CapitalSource Inc.
Segment Balance Sheets
(Unaudited)
($ in thousands)

	December 31, 2013				September 30, 2013
	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
ASSETS

Cash and cash equivalents and restricted cash	$ 87,312	$ 427,140	$ —	$ 514,452	$ 180,261	$ 310,831	$ —	$ 491,092
Investment securities:
Available-for-sale	870,482	—	—	870,482	879,696	31,876	—	911,572
Held-to-maturity	74,369	—	—	74,369	122,262	—	—	122,262
Loans	6,698,093	85,932	464	6,784,489	6,408,385	144,054	716	6,553,155
Allowance for loan and lease losses	(109,469)	(11,051)	—	(120,520)	(105,549)	(9,585)	—	(115,134)
Loans, net of allowance for loan and lease losses	6,588,624	74,881	464	6,663,969	6,302,836	134,469	716	6,438,021
Receivables due from affiliates	2,117	8,276	(10,393)	—	1,253	7,120	(8,373)	—
Other assets	455,842	335,235	(8,859)	782,218	446,933	366,067	(21,028)	791,972
Total assets	$ 8,078,746	$ 845,532	$ (18,788)	$ 8,905,490	$ 7,933,241	$ 850,363	$ (28,685)	$ 8,754,919

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Deposits	$ 6,127,690	$ —	$ —	$ 6,127,690	$ 6,051,411	$ —	$ —	$ 6,051,411
Borrowings	625,000	412,156	—	1,037,156	590,000	411,599	—	1,001,599
Balance due to affiliates	8,276	2,117	(10,393)	—	7,120	1,253	(8,373)	—
Other liabilities	81,877	34,256	(12,116)	104,017	86,903	46,423	(24,631)	108,695
Total liabilities	6,842,843	448,529	(22,509)	7,268,863	6,735,434	459,275	(33,004)	7,161,705

Shareholders' equity:
Common stock	921,000	1,969	(921,000)	1,969	921,000	1,969	(921,000)	1,969
Additional paid-in capital/retained earnings/deficit	315,773	395,904	923,851	1,635,528	273,357	370,217	928,769	1,572,343
Accumulated other comprehensive income, net	(870)	(870)	870	(870)	3,450	18,902	(3,450)	18,902
Total shareholders' equity	1,235,903	397,003	3,721	1,636,627	1,197,807	391,088	4,319	1,593,214

Total liabilities and shareholders' equity	$ 8,078,746	$ 845,532	$ (18,788)	$ 8,905,490	$ 7,933,241	$ 850,363	$ (28,685)	$ 8,754,919
CapitalSource Inc.
Segment Statements of Operations
(Unaudited)
($ in thousands)

	Three Months Ended December 31, 2013				Three Months Ended September 30, 2013
Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income:
Loans and leases	$102,318	$5,312	$(301)	$107,329	$100,461	$3,440	$310	$104,211
Investment securities	4,647	659	—	5,306	6,922	1,081	—	8,003
Other	517	106	—	623	427	77	—	504
Total interest income	107,482	6,077	(301)	113,258	107,810	4,598	310	112,718
Interest expense:
Deposits	13,681	—	—	13,681	13,407	—	—	13,407
Borrowings	2,677	2,449	—	5,126	2,699	2,538	—	5,237
Total interest expense	16,358	2,449	—	18,807	16,106	2,538	—	18,644
Net interest income	91,124	3,628	(301)	94,451	91,704	2,060	310	94,074
Loan and lease loss provision / (recovery)	4,428	(165)	—	4,263	2,230	(3,299)	—	(1,069)
Net interest income after loan and lease loss provision / (recovery)	86,696	3,793	(301)	90,188	89,474	5,359	310	95,143
Non-interest income:
Loan fees	10,114	133	—	10,247	5,643	278	—	5,921
Leased equipment income	5,551	—	—	5,551	5,194	—	—	5,194
Other non-interest income, net	5,831	23,859	(3,412)	26,278	5,202	3,123	(3,732)	4,593
Total non-interest income, net	21,496	23,992	(3,412)	42,076	16,039	3,401	(3,732)	15,708
Non-interest expense:
Compensation and benefits	28,646	(295)	—	28,351	27,421	(803)	—	26,618
Professional fees	1,019	629	—	1,648	984	(1,033)	—	(49)
Leased equipment depreciation	3,854	—	—	3,854	3,646	—	—	3,646
Expense of real estate owned and other foreclosed assets, net	1,212	(1,533)	—	(321)	6	(774)	—	(768)
Other non-interest expense, net	9,106	7,275	(3,799)	12,582	10,044	12,120	(3,997)	18,167
Total non-interest expense, net	43,837	6,076	(3,799)	46,114	42,101	9,510	(3,997)	47,614
Net income (loss) before income taxes	64,355	21,709	86	86,150	63,412	(750)	575	63,237
Income tax expense (benefit)	26,789	757	681	28,227	25,015	(10,176)	—	14,839
Net income	$37,566	$20,952	$(595)	$57,923	$38,397	$9,426	$575	$48,398

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012
Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income:
Loans and leases	$390,858	$22,477	$2,040	$415,375	$359,233	$72,662	$(3,498)	$428,397
Investment securities	26,389	3,853	—	30,242	32,396	5,834		38,230
Other	1,638	221	—	1,859	1,454	133		1,587
Total interest income	418,885	26,551	2,040	447,476	393,083	78,629	(3,498)	468,214
Interest expense:
Deposits	51,941	—	—	51,941	51,035	—		51,035
Borrowings	10,744	11,403	—	22,147	11,061	17,311		28,372
Total interest expense	62,685	11,403	—	74,088	62,096	17,311	—	79,407
Net interest income	356,200	15,148	2,040	373,388	330,987	61,318	(3,498)	388,807
Loan and lease loss provision	16,866	3,665	—	20,531	16,192	23,250		39,442
Net interest income after loan and lease loss provision	339,334	11,483	2,040	352,857	314,795	38,068	(3,498)	349,365
Non-interest income:
Loan fees	22,772	774	—	23,546	16,089	2,472		18,561
Leased equipment income	20,590	—	—	20,590	14,113	—		14,113
Other non-interest income, net	22,822	32,489	(16,897)	38,414	30,293	12,050	(25,171)	17,172
Total non-interest income, net	66,184	33,263	(16,897)	82,550	60,495	14,522	(25,171)	49,846
Non-interest expense:
Compensation and benefits	107,619	57	—	107,676	102,417	3,013	—	105,430
Professional fees	4,214	610	—	4,824	5,628	7,186	—	12,814
Leased equipment depreciation	14,427	—	—	14,427	9,919	—	—	9,919
Expense of real estate owned and other foreclosed assets, net	1,203	(382)	—	821	2,169	4,621	—	6,790
Loss on extinguishment of debt	—	—	—	—	—	(8,059)	—	(8,059)
Other non-interest expense, net	40,786	37,185	(16,641)	61,330	48,436	44,583	(26,231)	66,788
Total non-interest expense, net	168,249	37,470	(16,641)	189,078	168,569	51,344	(26,231)	193,682
Net income (loss) before income taxes	237,269	7,276	1,784	246,329	206,721	1,246	(2,438)	205,529
Income tax expense (benefit)	96,593	(15,237)	681	82,037	84,055	(370,209)	1,073	(285,081)
Net income	$140,676	$22,513	$1,103	$164,292	$122,666	$371,455	$(3,511)	$490,610

CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
CapitalSource Bank Segment:

Performance ratios:
Return on average assets	1.86%	1.94%	1.84%	1.82%	1.73%
Return on average equity	12.28%	12.94%	12.53%	12.07%	11.73%
Return on average tangible equity	14.33%	15.17%	14.93%	14.18%	14.06%
Yield on average interest earning assets	5.61%	5.72%	5.72%	5.72%	5.90%
Cost of interest bearing liabilities	0.97%	0.97%	0.98%	0.97%	1.04%
Deposits	0.89%	0.89%	0.89%	0.88%	0.95%
Borrowings	1.80%	1.69%	1.83%	1.77%	1.88%
Net interest spread	4.64%	4.75%	4.74%	4.75%	4.86%
Net interest margin	4.76%	4.86%	4.84%	4.87%	4.97%
Operating expenses as a percentage of average total assets	1.95%	1.97%	2.22%	1.99%	2.21%
Efficiency ratio (1)	35.91%	37.26%	41.32%	37.65%	41.10%
Loan yield	6.25%	6.30%	6.80%	6.41%	7.01%
Capital ratios:
Tier 1 leverage	13.88%	13.55%	13.06%	13.88%	13.06%
Total risk-based capital	16.29%	16.28%	16.50%	16.29%	16.50%
Tangible common equity to tangible assets	13.44%	13.20%	12.89%	13.44%	12.89%
Average balances ($ in thousands):
Average loans	$ 6,490,933	$ 6,326,704	$ 5,342,683	$ 6,096,284	$ 5,121,261
Average assets	8,000,439	7,872,206	7,327,136	7,735,485	7,094,631
Average interest earning assets	7,602,463	7,480,289	6,859,237	7,317,119	6,663,700
Average deposits	6,090,152	5,963,151	5,557,241	5,870,561	5,400,247
Average borrowings	590,489	632,608	597,772	606,110	587,301
Average equity	1,213,335	1,177,526	1,077,507	1,165,041	1,045,760

Other Commercial Finance Segment:

Performance ratios:
Yield on average interest earning assets	7.02%	5.21%	8.19%	6.43%	8.42%
Cost of interest bearing liabilities	2.36%	2.45%	2.49%	2.56%	2.60%
Net interest spread	4.66%	2.76%	5.70%	3.87%	5.82%
Net interest margin	4.19%	2.34%	6.28%	3.67%	6.57%
Loan yield	19.06%	6.68%	8.41%	8.23%	8.75%
Average balances ($ in thousands):
Average loans	$ 110,583	$ 204,258	$ 676,349	$ 273,102	$ 830,316
Average assets	858,339	888,371	1,335,561	940,388	1,368,522
Average interest earning assets	343,484	350,057	779,581	413,152	933,521
Average borrowings	411,708	410,686	600,328	445,530	665,937
Average equity	394,126	382,778	625,945	409,804	570,693

Consolidated CapitalSource Inc.: (2)

Performance ratios:
Return on average assets	2.60%	2.20%	2.17%	1.90%	5.80%
Return on average equity	14.26%	12.27%	10.97%	10.41%	30.25%
Return on average tangible equity	15.98%	13.81%	12.22%	11.70%	33.88%
Yield on average interest earning assets	5.65%	5.71%	5.99%	5.79%	6.16%
Cost of interest bearing liabilities	1.05%	1.06%	1.11%	1.07%	1.19%
Net interest spread	4.60%	4.65%	4.88%	4.72%	4.97%
Net interest margin	4.72%	4.77%	5.00%	4.83%	5.12%
Efficiency ratio (1)	32.21%	37.96%	41.14%	38.44%	43.50%
Operating expenses as a percentage of average total assets	1.94%	1.85%	2.16%	1.96%	2.21%
Leverage ratios:
Equity to total assets (as of period end)	18.38%	18.20%	19.01%	18.38%	19.01%
Tangible common equity to tangible assets	16.76%	16.54%	17.33%	16.76%	17.33%
Average balances ($ in thousands):
Average loans	$ 6,602,120	$ 6,531,395	$ 6,018,343	$ 6,369,520	$ 5,952,699
Average assets	8,822,143	8,732,982	8,642,344	8,649,453	8,456,527
Average interest earning assets	7,946,551	7,830,778	7,638,130	7,730,404	7,598,342
Average borrowings	1,002,197	1,043,295	1,198,100	1,051,639	1,253,237
Average deposits	6,090,152	5,963,151	5,557,241	5,870,561	5,400,247
Average equity	1,611,659	1,564,289	1,706,761	1,578,241	1,621,874

(1) Efficiency ratio is defined as operating expense (non-interest expense less REO expense, early debt term expense, provision for unfunded commitments and lease depreciation) divided by net interest and non-interest income, less leased equipment depreciation.
(2) Applicable ratios have been calculated on a continuing operations basis.

CapitalSource Inc.
Credit Quality Data
(Unaudited)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Loans 30-89 days contractually delinquent:
As a % of total loans(1)	0.03%	0.01%	0.01%	0.71%	0.40%
Loans 30-89 days contractually delinquent	$ 2.4	$ 0.7	$ 0.4	$ 43.7	$ 24.5

Loans 90 or more days contractually delinquent:
As a % of total loans(1)	0.41%	0.46%	0.78%	0.69%	0.63%
Loans 90 or more days contractually delinquent	$ 27.6	$ 30.5	$ 50.3	$ 43.0	$ 39.1

Loans on non-accrual:(2)
As a % of total loans(1)	1.49%	1.75%	2.41%	2.40%	1.94%
Loans on non-accrual	$ 100.8	$ 114.8	$ 156.1	$ 148.6	$ 119.7

Impaired loans:(3)
As a % of total loans(4)	1.49%	1.80%	2.51%	2.41%	3.29%
Impaired loans	$ 100.8	$ 117.4	$ 162.4	$ 148.9	$ 201.7

Allowance for loan and lease losses:
As a % of total loans(4)	1.78%	1.76%	1.86%	1.92%	1.91%
As a % of non-accrual loans	119.52%	100.33%	77.20%	79.58%	97.96%
Allowance for loan and lease losses	$ 120.5	$ 115.1	$ 120.5	$ 118.3	$ 117.3

Net charge offs (last twelve months):
As a % of total average loans	0.27%	0.59%	0.79%	1.24%	1.27%
Net charge offs (last twelve months)	$ 17.3	$ 36.7	$ 48.2	$ 74.4	$ 75.8

(1) Includes loans held for investment, loans held for sale and deferred loan fees and discounts. Excludes allowance for loan and lease losses.
(2) Includes loans with an aggregate principal balance of $27.6 million, $30.5 million, $50.3 million, $43.0 million, and $39.1 million as of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively, that were also classified as loans 90 or more days contractually delinquent. Also includes non-performing loans held for sale that had an aggregate principal balance of $3.5 million,$8.3 million and $2.4 million, as of September 30, 2013, March 31, 2013 and December 31, 2012, respectively. As of December 31, 2013 and June 30, 2013 there were no non-performing loans classified as held for sale.
(3) Includes loans with an aggregate principal balance of $27.6 million, $30.5 million, $50.3 million, $43.0 million, and $38.1 million as of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively, that were also classified as loans 90 or more days contractually delinquent, and loans with an aggregate principal balance of $100.8 million, $111.3 million, $156.1 million, $140.4 million, and $117.3 million as of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, that were also classified as loans on non-accrual status.
(4) Includes loans held for investment and deferred loan fees and discounts. Excludes the allowance for loan and lease losses.
CONTACT: Investor Relations:
         Dennis Oakes
         Senior Vice President, Investor Relations
         & Corporate Communications
         (212) 321-7212
         doakes@capitalsource.com

         Media Relations:
         Michael Weiss
         Director of Communications
         (301) 841-2918
         mweiss@capitalsource.com